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                                                                     Exhibit 3.1

                                     FORM OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                BLOCKBUSTER INC.

                  Blockbuster Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend and restate the certificate of incorporation of the corporation, which was originally filed on October 16, 1989, under the name SBQ, Inc. and does certify that this amended and restated certificate of incorporation has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

                                    Article I

                                      NAME

                  Section 1.01. NAME. The name of the corporation is:
Blockbuster Inc.

                                   Article II

                           REGISTERED OFFICE AND AGENT

                  Section 2.01. ADDRESS. The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805-1297. The name of its registered agent at such address is Corporation Service Company.
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                                   Article III

                                     PURPOSE

                  Section 3.01. PURPOSE. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exist or may hereafter be amended.

                                   Article IV

                     DESCRIPTION AND AUTHORIZATION OF STOCK

                  Section 4.01. AUTHORIZED SHARES. (a) The total number of shares of stock that the corporation shall have authority to issue is 1,000,000,000 of which:

                  (i) 400,000,000 shares shall be shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

                  (ii) 500,000,000 shares shall be shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"); and

                  (iii) 100,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                  (b) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the combined voting power of Voting Stock (as defined below) of the corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

                  (c) For purposes of this amended and restated certificate of incorporation, "Voting Stock" shall mean the shares of the then outstanding capital stock entitled to vote generally on the election of directors or other matters submitted to a vote of the stockholders of the corporation and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

                  Section 4.02. POWERS, PREFERENCES AND RIGHTS OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK. Except as otherwise required by law or as set forth below in this Article IV, the powers, preferences and rights and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.


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                  (a) VOTES, RIGHTS AND POWERS. (i) At every meeting of the
stockholders of the corporation, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders of the corporation. Except as may be otherwise required by law or by this amended and restated certificate of incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, and their votes shall be counted and totaled together, subject to any voting rights that may be granted to holders of Preferred Stock, on all matters submitted to a vote of the stockholders of the corporation. Notwithstanding any other provision of this amended and restated certificate of incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; PROVIDED that, for the foregoing purposes, any provision for the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one for one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.

                  (ii) Every reference in this amended and restated certificate of incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                  (iii) No stockholder shall be entitled to exercise any right of cumulative voting.

                  (b) DIVIDENDS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this amended and restated certificate of incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock of the corporation) or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.


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                  (c) DISTRIBUTION OF ASSETS UPON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For the purposes of this paragraph (c), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  (d) CONVERSION. (i) Prior to a Tax-Free Split-Off (as defined in subparagraph (d)(vii) below), each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office or agency of the corporation maintained for the transfer of the Class B Common Stock (x) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, together with any payment required for taxes in accordance with subparagraph (d)(iv), and (y) written notice to the corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law and subject to the taking of any necessary action or making any filing contemplated by subparagraph (d)(v) and subject to the requirements of this paragraph (d), such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the corporation or such transfer agent of the shares to be converted.

                  (ii) To the extent that Viacom Inc., a Delaware corporation, ("Viacom") beneficially owns 80% or more of the economic value of the corporation immediately prior to the Tax-Free Split-Off, each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock immediately prior to the Tax-Free Split-Off unless, prior to such Tax-Free Split-Off, Viacom delivers to the corporation an opinion of Viacom's counsel to the effect that such conversion is likely to prevent or materially delay obtaining a favorable ruling from the Internal Revenue Service that the Tax-Free Split-Off would qualify as a tax-free transaction under the Code (as defined below) or will otherwise create a significant risk of material adverse tax consequences to Viacom or its stockholders.

                  The corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to this subparagraph (d)(ii), the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock. The corporation will provide notice of any automatic conversion of shares of Class B Common


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Stock to holders of record of the Common Stock as soon as practicable. Such notice may be provided by issuing a press release; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock.

         Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; PROVIDED, HOWEVER, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

                  (iii) Following the Tax-Free Split-Off, any outstanding shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.

                  (iv) The corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to subparagraphs (d)(i) and (ii) above and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

                  (v) Concurrently with any conversion of Class B Common Stock into Class A Common Stock effected pursuant to subparagraphs (d)(i) and (ii) above, each share of Class B Common Stock that is converted (x) shall be retired and canceled and shall not be reissued and (y) shall proportionally decrease the number of shares of Common Stock of such class designated hereby. The secretary of the corporation shall be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware one or more certificates to record any such decrease in designated shares of Common Stock. No undesignated shares of Common Stock shall be designated shares of Class B Common Stock following an automatic conversion of shares of Class B Common Stock pursuant to subparagraph (d)(ii) above.

                  (vi) Immediately upon the effectiveness of this amended and restated certificate of incorporation, the shares of common stock of the corporation, par value $0.001 per share, that are issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as 144,000,000 shares of Class B Common Stock.

                  (vii) For purposes of this amended and restated certificate of incorporation, the term "Tax-Free Split-Off" shall mean any transfer effected in connection with the distribution of Class A Common Stock and/or Class B Common Stock to security holders of Viacom (including any distribution in exchange for shares of capital stock or securities of Viacom) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


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                  Section 4.03. POWERS AND RIGHTS OF THE PREFERRED STOCK. Any
unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by resolution of the board of directors and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the voting powers, if any, and the designations, preferences and relative, participating, optional, dividend or other special rights, and such qualifications, limitations, restrictions, conditions or other characteristics to be attached to the Preferred Stock of such series and such other matters as may be required, and the board of directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this Article IV applicable to all series of Preferred Stock), including, but not limited to, the following:

                  (i) the distinctive designation of such series;

                  (ii) the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;

                  (iii) the rate of dividends payable on shares of such series, if any, the conditions upon which such dividends shall be payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, and the date from which dividends shall be cumulative in the event the board of directors determines that dividends shall be cumulative;

                  (iv) whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (v) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (vi) whether such series shall have conversion or exchange privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the board of directors shall determine;


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                  (vii) whether such series shall have restrictions on the
issuance of shares of the same series or any other series, if any;

                  (viii) whether such series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights; and

                  (ix) any other relative rights, preferences and limitations of such series.

                  Section 4.04. NO PREEMPTIVE RIGHTS. Except as otherwise set forth above in this amended and restated certificate of incorporation, no holder of shares of this corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.

                                    Article V

                               AMENDMENT OF BYLAWS

                  Section 5.01. AMENDMENT OF BYLAWS BY DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                  Section 5.02. AMENDMENT OF BYLAWS BY THE STOCKHOLDERS. The bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by the affirmative vote of stockholders with at least a majority of the combined voting power of Voting Stock; PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any bylaw inconsistent with the provisions contained in the sections entitled "Special Meetings" (Section 2.03), "Advance Notice of Stockholder Proposals" (Section 2.09), "No Stockholder Action by Written Consent" (Section 2.12), "Number of Directors" (Section 3.02), "Election of Directors" (Section 3.03), "Vacancies," (Section 3.05), "Removal of Directors," (Section 3.06) and "Amendments" (Section 9.01) of the bylaws of the corporation dated _______, 1999 by the stockholders shall require the affirmative vote of not less than 75% of the combined voting power of Voting Stock; and PROVIDED FURTHER, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new bylaw or bylaws must be contained in the notice of such meeting. In the event that any term or provision of the bylaws is inconsistent, or conflicts, with the terms or provisions of this amended and restated certificate of incorporation, this amended and restated certificate of incorporation shall control.


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                                   Article VI

                               BOARD OF DIRECTORS

                  Section 6.01. CLASSIFIED BOARD. (a) The business and affairs of the corporation shall be managed by or under the direction of a board of directors initially consisting of six directors, the exact number of directors to be not less than three nor more than twelve (subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances) as determined from time to time by resolution adopted by affirmative vote of a majority of the whole board of directors. As used in this amended and restated certificate of incorporation, the term "whole board" means the total number of directors which the corporation would have if there were no vacancies.

                  (b) The board of directors (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be divided into three classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for an initial term which expires in 2000, the directors first elected to Class II shall serve for an initial term which expires in 2001, and the directors first elected to Class III shall serve for an initial term which expires in 2002.

                  (c) At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to death, resignation or removal from office. Any vacancy on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

                  (d) Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.


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                  Section 6.02. REMOVAL. (a) Subject to the right of the holders of any class or series of Preferred Stock then outstanding, any director or the whole board of directors may be removed, with or without cause, by the affirmative vote of a majority of the combined voting power of Voting Stock; PROVIDED, HOWEVER, that on and after the Trigger Date (as defined in paragraph
(b) below), a director may only be removed for cause, such removal to be by the affirmative vote of a majority of the combined voting power of the Voting Stock. To the extent permitted by the laws of Delaware, "cause" shall be determined by the board of directors. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the board of directors providing for the establishment of any such series, any such director of the corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

                  (b) For purposes of this amended and restated certificate of incorporation, "Trigger Date" shall mean the first date on which Viacom ceases to beneficially own shares representing more than 50% of the votes entitled to be cast by the Voting Stock.

                  (c) Promptly upon becoming aware of the occurrence of a Trigger Date, the corporation shall notify stockholders of such occurrence in any reasonably practicable manner.

                  Section 6.03. BALLOTS. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the corporation shall provide otherwise.

                  Section 6.04. ELIMINATION OF CERTAIN PERSONAL LIABILITY OF DIRECTORS. To the fullest extent permitted by the laws of Delaware, as the same may exist or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director.

                  Section 6.05. GENERAL POWERS. (a) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the laws of Delaware, this amended and restated certificate of incorporation, and any bylaws adopted by the stockholders; PROVIDED, HOWEVER, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

                  (b) So long as Viacom beneficially owns shares representing 30% or more of the combined voting power of Voting Stock, nominations and shareholder proposals by Viacom shall not be subject to the advance notice procedures (including the form, content, or timing requirements contained therein) of Section 2.09 of Article II of the bylaws.


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                                   Article VII

                     CERTAIN TRANSACTIONS WITH STOCKHOLDERS
                           AND CORPORATE OPPORTUNITIES

                  Section 7.01. CERTAIN ACKNOWLEDGMENTS. (a) In recognition and anticipation (i) that the corporation will cease to be an indirect wholly-owned subsidiary of Viacom but that Viacom will remain, for the period of time, a significant stockholder of the corporation, (ii) that the corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or officers, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors or officers have a financial interest (collectively, "Related Entities"), (iii) that directors, officers, and/or employees of Viacom may serve as directors of the Corporation, (iv) that Viacom engages and is expected to continue to engage in the same or similar lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (v) that the Corporation will engage in material business transactions with Viacom and that the Corporation is expected to benefit therefrom, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Viacom, and the duties of any directors of the Corporation who are also directors, officers or employees of Viacom, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation, on the one hand, and Viacom, on the other hand, the provisions of this Article shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Viacom.

                  (b) For purposes of this Article VII only:

                  1. the term "Corporation" shall mean the corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power or similar voting interests, and

                  2. the term "Viacom" shall mean Viacom and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this
         Section 7.01) in which Viacom beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power or similar voting interests.

                  Section 7.02. SIMILAR BUSINESS ACTIVITIES. Except as Viacom may otherwise agree in writing, Viacom shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation.


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                  Section 7.03. CONTRACTS OR TRANSACTIONS. (a) No contract or transaction (or any amendment, modification or termination thereof) between the Corporation and Viacom or any Related Entity or between the Corporation and one or more of the directors or officers of the Corporation, Viacom or any Related Entity, shall be void or voidable solely for the reason that Viacom, any Related Entity or any one or more of the directors or officers of the Corporation, Viacom or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the board of directors or committee thereof that authorizes the contract, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose but any such contract or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this amended and restated certificate of incorporation, the Corporation's bylaws, the laws of Delaware and other applicable law.

                  (b) Directors of the Corporation who are also directors or officers of Viacom or any Related Entity may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes or approves any such contract or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Viacom and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract or transaction (or amendment, modification or termination thereof).

                  (c) For purposes of this Article VII, any contract or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power, partnership interest or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract or transaction with the Corporation.

                  Section 7.04. NOTICE. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII.

                  Section 7.05. ALTERATION, AMENDMENT, CHANGE OR REPEAL. Notwithstanding anything in this amended and restated certificate of incorporation to the contrary, the foregoing provisions of this Article VII as they apply to Viacom shall expire on the date that Viacom ceases to own beneficially Common Stock representing at least 20% of the combined voting power of the Voting Stock and no person who is a director or officer of the Corporation is also a director or officer of Viacom; PROVIDED HOWEVER, that nothing in the foregoing provisions of this Article VII shall contradict or limit the provisions set forth under Section 144 of the DGCL. Neither the alteration, amendment, change or repeal of any provision of this Article VII nor the adoption of any provision of this amended and restated certificate of incorporation inconsistent with any provision of this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.


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                                  Article VIII

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

                  Section 8.01. INDEMNIFICATION. (a) The corporation shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or such director or officer is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) The corporation shall indemnify any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) The corporation may, by action of its board of directors, provide indemnification to such of its other employees and agents to such effect as the board of directors


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

shall determine to be appropriate and authorized by the laws of Delaware as they may exist from time to time.

                  (d) To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this
Article VIII, or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection therewith.

                  (e) Any indemnification under paragraphs (a), (b) and (c) of this Article VIII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs (a), (b) and
(c) of this Article VIII. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (f) Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Article VIII.

                  (g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (h) For purposes of this Article VIII, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with


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

respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VIII.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 8.02. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

                  Section 8.03. CONTRACTUAL NATURE. Neither any repeal or modification of this Article or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall be prospective only and shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                                   Article IX

                                   AMENDMENTS

                  Section 9.01. GENERAL. Neither the alteration, amendment, change or repeal of any provision of this Article IX nor the adoption of any provision inconsistent with any provision of this Article IX shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

                  Section 9.02. AMENDMENT OF CERTAIN ARTICLES. Notwithstanding any other provision of this amended and restated certificate of incorporation to the contrary, the provisions set forth in this Article IX and in Section 5.02 of
Article V, Sections 6.01 and 6.02 of Article VI and Article VII may not be amended, altered, changed, or repealed in any respect unless such amendment, alteration, change or repealing is approved by the affirmative vote of not less than 75% of the combined voting power of the Voting Stock; PROVIDED that with respect to any proposed amendment, alteration or change to this amended and restated certificate of incorporation, or repealing of any provision of this amended and restated certificate of incorporation, which would amend, alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the affirmative vote of not less than a majority of the outstanding shares affected by the proposed amendment, voting as a separate class, shall be required in addition to the vote otherwise required pursuant to this Article IX.

                  Section 9.03. AMENDMENTS GENERALLY. Subject to the provisions of Section 9.02 of this Article IX, the corporation reserves the right to amend, alter, change or repeal any provision contained in this amended and restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    Article X

                          COMPROMISE AND REORGANIZATION

                  Section 10.01. COMPROMISE AND REORGANIZATION. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


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

                  IN WITNESS WHEREOF, this amended and restated certificate of incorporation, having been duly adopted by the written consent of the sole stockholder of the corporation in accordance with the provisions of Sections 228, 242 and 245 of the DGCL, has been executed this __th day of _______ 1999.


                                 BLOCKBUSTER INC.


                                 By:
                                        -----------------------------
                                 Name:  Edward B. Stead
                                 Title: Executive Vice President,
                                        General Counsel and Secretary


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